                                                             EXHIBIT NUMBER 99.1
                                                             -------------------
[LOGO OF INTERTRUST](R)

              The MetaTrust Utility(TM)




Intertrust Technologies Names Patrick S. Jones As Non-Executive Director

SANTA CLARA, Calif. (July 23, 2001) -- InterTrust Technologies Corporation (NASDAQ: ITRU), the leading inventor of Digital Rights Management (DRM) technology, today announced the appointment of Patrick S. Jones to its Board of Directors.

Mr. Jones has extensive professional experience in both the domestic and international businesses having recently retired as Chief Financial Officer of Gemplus International S.A. (NASDAQ: GEMP), based in France. Gemplus is a 12 year-old global company with approximately one billion dollars in revenue and is the leading provider of smart card based solutions for security, wireless and e-business applications. Mr. Jones previously served as Vice President and Corporate Controller at Intel Corporation and Chief Financial Officer of LSI Logic.

"We are very pleased to have Patrick join our board," said Victor Shear, chairman and chief executive officer of InterTrust Technologies. "Pat's extensive financial background and experience in managing technology businesses internationally will be important to InterTrust as we move forward in our strategy to establish our Company as the foundation organization for global rights management."

Patrick Jones is currently Chairman of the Board of Dione Corporation, a point of sale smart card reader company based in the United Kingdom, and is also on the Board of Directors of Genesys Conferencing, a global publicly traded teleconferencing services company based in France. Mr. Jones has a Bachelor of International Economics degree from the University of Illinois and received a Masters of Business Administration from St. Louis University.

About InterTrust Technologies Corporation

Over the past eleven years InterTrust has been the leading developer of basic DRM technology, and it continues to pioneer the DRM landscape today. As the first company to devise a digital commerce network, branded the MetaTrust Utility, to help other businesses manage and protect their proprietary data, and as the first provider and principal inventor of peer-to-peer and rules-based rights management, InterTrust acts as a neutral third party to ensure e-commerce and enterprise security and rights management. This ensures a secure, interoperable trust foundation for the Internet and among all forms of computing devices. InterTrust's more than 40 licensees and partners include Adobe, AOL/TimeWarner, BlockBuster, BMG Entertainment, Cirrus, Compaq, Digital World Services, Enron, Magex, Mercurix, Mitsubishi, Nokia, Philips, Samsung, Texas Instruments, Universal Music Group, and Wave Systems. InterTrust's continuing inventive work has resulted to date in 21 issued US patents and more than 80 patents pending.

InterTrust is dedicated to the development of DRM technology and the availability of an effective DRM environment. DRM is InterTrust's sole business focus.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding InterTrust's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to InterTrust as of the date hereof, and InterTrust assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in InterTrust's reports filed from time to time with the Securities and Exchange Commission. The statements in this release regarding InterTrust's patents are intended for purposes of illustration only, and are not meant to cover or describe all possible applications, variations, or interpretations of the patented inventions. Nothing contained in this release is intended for use in construing the scope, content, or meaning of the patent's claims, specification, or prosecution history, or of any other patent-related materials. (C) 2001 InterTrust, DigiBox, the InterTrust logo, MetaTrust, and The MetaTrust Utility are registered trademarks of InterTrust Technologies Corporation, and TrustChip, RightsChip, InterRights Point, MetaTrust-Certified, Rights/PD and Rights/System are trademarks of InterTrust Technologies Corporation, all of which may or may not be used in certain jurisdictions. All other brand or product names are trademarks or registered trademarks of their respective companies or organizations.